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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 11, 2007
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey		07083

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99: PRESS RELEASE

Item 8.01. Other Events.
On July 11, 2007, the Company issued a press release announcing that its board of directors has set the close of business on July 25, 2007, as the record date for stockholders entitled to receive notice of, and to vote at, the 2007 annual meeting of stockholders. The date and location of the annual meeting will be announced separately. It is currently anticipated that the 2007 annual meeting of stockholders will be held no later than September 23, 2007.
Further, the Company announced that the deadline for submitting a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in the company’s proxy statement and for submitting a “timely” proposal for purposes of Rule 14a-4(c) under the Exchange Act has been extended through July 26, 2007, and that in order for a proposal to be considered timely, it must be received by Breeze-Eastern Corporation on or prior to such date in its principal executive offices at 700 Liberty Avenue, Union, NJ 07083.
A copy of the press release dated July 11, 2007 is attached hereto as Exhibit 99.

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ITEM 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. None
     (b) Pro Forma Financial Information. None
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits.

Exhibit	Description

99	Press release dated as of July 11, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Gerald C. Harvey
Gerald C. Harvey, Executive Vice President, General Counsel and Secretary

Date: July 12, 2007

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